      As filed with the Securities and Exchange Commission on March 7, 2007

                                                   Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PERRIGO COMPANY
             (Exact name of registrant as specified in its charter)

             Michigan                                          38-2799573
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                               515 Eastern Avenue
                             Allegan, Michigan 49010
                            Telephone: (269) 673-8451
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

               PERRIGO COMPANY PROFIT-SHARING AND INVESTMENT PLAN
         (formerly the Perrigo Company Investment Plan and Trust and the
             L. Perrigo Company Profit-Sharing and Investment Plan)
                            (Full title of the plan)

                                 Todd W. Kingma
             Executive Vice President, Secretary and General Counsel
                                 Perrigo Company
                               515 Eastern Avenue
                             Allegan, Michigan 49010
                            Telephone: (269) 686-1941
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             George C. McKann, Esq.
                          Drinker Biddle Gardner Carton
                         191 N. Wacker Drive, Suite 3700
                             Chicago, Illinois 60606

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
         Title of Each Class of             Amount to be         Proposed Maximum            Proposed Maximum           Amount of
       Securities to be Registered           Registered      Offering Price Per Share    Aggregate Offering Price   Registration Fee
       ---------------------------           ----------      ------------------------    ------------------------   ----------------
Common Stock (without par value)(1)(2)(3)      750,000                $16.51                   $12,382,500                 $381
------------------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. Section 230.416.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on The Nasdaq Stock Market on March 5, 2007.

    INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS ON FORM S-8

          Perrigo Company ("Registrant") has earlier filed a registration statement on Form S-8 (File No. 33-46262) relating to the Perrigo Company Profit-Sharing and Investment Plan (the "Earlier Registration Statement"). In accordance with General Instruction E to Form S-8, this Registration Statement registers 750,000 additional shares for issuance pursuant to such plan. Subject to Item 3 of Part II of this Registration Statement and except as modified or superseded herein, the contents of the Earlier Registration Statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended July 1, 2006;

          2. The Registrants' Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006 and December 30, 2006;

          3. The Registrant's Current Reports on Form 8-K, filed with the Commission on July 7, 2006; August 9, 2006; August 22, 2006; September 12, 2006; October 31, 2006; November 2, 2006; November 9, 2006; November 13, 2006; and February 22, 2007.

          4. The plan's Annual Report on Form 11-K for the year ended December 31, 2005; and

          5. The description of Registrant's capital stock contained in its Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions.

          In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

          The Registrant is obligated under its amended and restated articles of incorporation and restated bylaws to indemnify its directors and executive officers to the full extent permitted under the MBCA. The effect of this provision is to eliminate the personal liability of directors to the Registrant or its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. The Registrant may similarly indemnify persons who are not directors or executive officers to the extent authorized by the Registrant's board of directors.

          The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (a) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Registrant) arising out of a position with the Registrant (or with some other entity at the Registrant's request); and (b) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of the Registrant, unless the director or officer is found liable to the Registrant, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit, or proceeding.

          The MBCA generally requires that the indemnification provided for above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. If the articles of incorporation include a provision eliminating or limiting the liability of a director, however, a corporation may indemnify a director for certain expenses and liabilities without a determination that the director met the applicable standards of conduct, unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act. In connection with an action by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit or proceeding by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

          In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct and an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise. The bylaws of the Registrant generally provide for the mandatory indemnification of, and payment of expenses incurred by, its directors and officers to the fullest extent permitted by applicable law unless the proceedings were initiated by the director or officer and not authorized by the board of directors.

          Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under the Registrant's amended and restated articles of incorporation, bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

          The MBCA authorizes a court to award, or a corporation to grant, indemnification to directors and officers in terms that are sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

          The MBCA permits the Registrant to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Registrant, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, the Registrant maintains such insurance on behalf of its directors and officers.

ITEM 8.   EXHIBITS.

          The Registrant hereby undertakes to submit the plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and make all changes required by the IRS in order to qualify the plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Exhibit Number    Description of Document
--------------    -----------------------
         4.1      Amended and Restated Articles of Incorporation of
                  Registrant, incorporated herein by reference from the
                  Registrant's Quarterly Report on Form 10-Q filed on February
                  2, 2005.

         4.2      Restated Bylaws of Registrant, as amended through March 1,
                  2005, incorporated herein by reference from the Registrant's
                  Current Report on Form 8-K filed on March 3, 2005.

         4.3 Registration Rights Agreement, dated as of November 14, 2004, between the Registrant and Moshe Arkin, incorporated herein by reference from Appendix H to the Registrant's Proxy
                  Statement/Prospectus included in the Registrant's Registration
                  Statement on Form S-4/A (No. 333-121574), filed on February
                  11, 2005.

         5.1*     Opinion of Todd W. Kingma, Executive Vice President,
                  Secretary and General Counsel, regarding legality of securities.

         23.1*    Consent of BDO Seidman, LLP.

         23.2*    Consent of Todd W. Kingma, Executive Vice President,
                  Secretary and General Counsel (included in Exhibit 5.1).

         24.1*    Powers of Attorney (included on signature page).

------------------
* Filed herewith

ITEM 9.           UNDERTAKINGS.

          (a)     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the plan's annual report pursuant to Section 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allegan, State of Michigan, on this 8th day of February, 2007.

                                        PERRIGO COMPANY


                                        By: /s/ Judy L. Brown
                                            ----------------------------
                                            Judy L. Brown
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (Principal Accounting and Financial
                                            Officer)


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allegan, State of Michigan on this 8th day of February, 2007.

                                        PERIGO COMPANY PROFIT-SHARING AND
                                           INVESTMENT PLAN

                                        By: /s/ Judy L. Brown
                                            ----------------------------
                                            Judy L. Brown
                                            Executive Vice President and
                                            Chief Financial Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph C. Papa, Judy L. Brown or Todd W. Kingma, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 8th day of February, 2007.

              /s/  Joseph C. Papa                                         /s/ Judy L. Brown
--------------------------------------------------          ----------------------------------------------
                   Joseph C. Papa                                            Judy L. Brown
  President, Chief Executive Officer and Director                    Executive Vice President and
                                                                        Chief Financial Officer
                                                             (Principal Accounting and Financial Officer)


              /s/  Moshe Arkin                                             /s/ Laurie Brlas
--------------------------------------------------          ----------------------------------------------
                   Moshe Arkin                                               Laurie Brlas
            Vice Chairman and Director                                         Director


                /s/  Gary M. Cohen                                     /s/ Larry D. Fredricks
--------------------------------------------------          ----------------------------------------------
                   Gary M. Cohen                                           Larry D. Fredricks
                     Director                                                   Director


               /s/ David T. Gibbons                                       /s/ Ran Gottfried
--------------------------------------------------          ----------------------------------------------
                 David T. Gibbons                                            Ran Gottfried
          Executive Chairman and Director                                      Director


             /s/ Michael J. Jandernoa                                  /s/ Gary K. Kunkle, Jr.
--------------------------------------------------          ----------------------------------------------
               Michael J. Jandernoa                                       Gary K. Kunkle, Jr.
                     Director                                                  Director


              /s/ Herman Morris, Jr
--------------------------------------------------
                Herman Morris, Jr.
                     Director

                                INDEX TO EXHIBITS


Exhibit Number    Description of Document
         4.1      Amended and Restated Articles of Incorporation of
                  Registrant, incorporated herein by reference from the
                  Registrant's Quarterly Report on Form 10-Q filed on February
                  2, 2005.

         4.2      Restated Bylaws of Registrant, as amended through March 1,
                  2005, incorporated herein by reference from the Registrant's
                  Current Report on Form 8-K filed on March 3, 2005.

         4.3 Registration Rights Agreement, dated as of November 14, 2004, between the Registrant and Moshe Arkin, incorporated herein by reference from Appendix H to the Registrant's Proxy
                  Statement/Prospectus included in the Registrant's Registration
                  Statement on Form S-4/A (No. 333-121574), filed on February
                  11, 2005.

         5.1*     Opinion of Todd W. Kingma, Executive Vice President,
                  Secretary and General Counsel, regarding legality of securities.

         23.1*    Consent of BDO Seidman, LLP.

         23.2* Consent of Todd W. Kingma, Executive Vice President, Secretary and General Counsel (included in Exhibit 5.1).

         24.1*    Powers of Attorney (included on signature page).


-------------------
* Filed herewith